Exhibit 99.1

Keyuan Petrochemicals Appoints Ms. Aichun “Angela” Li as Chief Financial Officer

Ningbo, China – May 10, 2010 – Keyuan International Group Limited (OTC BB: SVPE), (“Keyuan” or “the Company”), a leading independent manufacturer and supplier of various petrochemical products in China, announced today that it has appointed Ms. Aichun “Angela” Li as its Chief Financial Officer.

Ms. Li has a decade of diverse experience in Corporate Finance, Accounting and Tax with companies in the banking, manufacturing and consulting industries. Prior to joining Keyuan, Ms. Li was a member of the CFO Group with Bank of America, where she managed the financial reporting, forecasting and planning for several multi-million P&L accounts. Prior to that, Ms. Li served as a senior accountant with Nucor Corporation, one of the leading steel manufacturing companies, where she provided internal financial and tax consulting to 36 divisions and various subsidiaries. Prior to joining Nucor, Ms. Li was a consultant with Deloitte & Touche LLP in the analysis of financial reports and complex tax planning and compliance for a variety of organizations. Ms. Li also served as a member of the board of directors of Huifeng Bio-Pharmaceutical Technology Inc. in Xi’an, China.

Ms. Li holds an MBA degree from the Fuqua School of Business at Duke University and a Master of Science in Accounting from Wake Forest University. Ms. Li is also a Certified Public Accountant.

“The addition of Ms. Li as chief financial officer will further strengthen the capabilities of the Keyuan management team as we execute as a newly public company and expand our production and storage capacity to capitalize on China's growing demand for refined petrochemical products," stated Mr. Chunfeng Tao, Chairman, Chief Executive Officer, and President of the Company. “Ms. Li will bring both corporate and capital markets experience to Keyuan as we seek to build shareholder value by efficiently executing our growth strategy and increasing our visibility within the investment community."

About Keyuan Petrochemicals Co. Ltd.

Keyuan Petrochemicals Co. Ltd., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan’s operations include an annual petrochemical manufacturing capacity of 550,000 metric tons (MT) of a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility.

Cautionary Statement Regarding Forward-Looking Information
This press release may contain certain “forward-looking statements” relating to the business of Keyuan International Group Limited, and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the impact of the proceeds from the private placement on the Company’s short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward looking statements.

Contacts:

Investor Relations:
HC International, Inc.
Ted Haberfield
Executive VP
Tel: +1-760-755-2716
Email: Email Contact Mr. Andrew Haag, Managing Partner, USA Hampton Growth, LLC Tel: +1-877-368-3566 E-mail: andrew@hamptongrowth.com Website: www.hamptongrowth.com